UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of August 21, 2019, the Board of Directors (the “Board”) of Summit Hotel Properties, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) to (i) adopt a majority-voting standard in uncontested elections of directors, and (ii) permit the stockholders of the Company to amend the Bylaws, as described below. The adoption of the Amendment is a result of the Nominating and Corporate Governance Committee's and the Board’s review and assessment of corporate governance best practices. The Board has approved and implemented the following corporate governance initiatives that it believes are in the best interests of the Company.

The Amendment amends Article II, Section 7 of the Bylaws to implement a majority voting standard for the election of directors in uncontested elections, retaining the plurality standard for elections in which the number of director nominees exceeds the number of directors to be elected. Pursuant to the Amendment, and under the Bylaws as amended by the Amendment, in uncontested elections of directors, director nominees will be elected by the vote of a majority of the votes cast with respect to the nominee, which means that the number of votes cast for a director nominee must exceed the number of votes cast against the nominee.

In connection with the Amendment, on and effective as of August 21, 2019, the Board also made minor conforming changes to the Company’s policy on voting regarding directors to account for the majority-voting standard in uncontested elections. Under the policy, as revised, director nominees who receive more votes against than votes for must submit their written resignations to the Board of Directors. The policy remains otherwise unchanged.

The Amendment also amends Article XIV of the Bylaws to permit the stockholders of the Company to amend the Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock pursuant to a binding proposal properly submitted to the stockholders for approval at a duly called annual or special meeting of stockholders by any stockholder that satisfies the ownership requirements specified in Rule 14(a)-8 under the Exchange Act of 1934, as amended. However, a stockholder proposal submitted pursuant to the Bylaws, as amended, may not, without the approval of the Board, alter or repeal, (i) Article XII of the Bylaws regarding indemnification of directors and officers of the Company or (ii) Article XIV of the Bylaws regarding the procedures for amendment of the Bylaws.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed by the Company on May 19, 2017).
3.2*	First Amendment to the Second Amended and Restated Bylaws of the Company.
104	Cover Page Interactive Data File included as Exhibit 101 (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel,
Dated: August 26, 2019		Chief Risk Officer and Secretary